EXHIBIT 4
NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES
 ______________________________
INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
INCLUDING INDENTURES
The following instruments of Navistar International Corporation and its principal subsidiary Navistar, Inc., and its indirect subsidiary Navistar Financial Corporation, defining the rights of security holders are incorporated herein by reference.

4.13
Amendment No. 6 to the Rights Agreement, dated as of June 17, 2014, between Navistar International Corporation and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as rights agent. Filed as Exhibit 4.1 to Form 8-K dated June 17, 2014 and filed on June 23, 2014. Commission File No. 001-09618.

4.14
Amendment No. 7 to the Rights Agreement, dated as of June 23, 2014, between Navistar International Corporation and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as rights agent. Filed as Exhibit 4.1 to Form 8-K dated June 23, 2014 and filed on June 24, 2014. Commission File No. 001-09618.

4.15
Amendment No. 8 to the Rights Agreement, dated as of August 29, 2014, between Navistar International Corporation and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as rights agent. Filed as Exhibit 4.1 to Form 8-K dated August 29, 2014 and filed on August 29, 2014. Commission File No. 001-09618.

The following instruments of Navistar International Corporation and its principal subsidiary Navistar, Inc., and its indirect subsidiary Navistar Financial Corporation, defining the rights of security holders are filed herewith.

4.16
First Supplemental Indenture, dated May 19, 2014, to Indenture, dated as of October 28, 2009, between Navistar International Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.17	First Supplemental Indenture, dated May 19, 2014, to Indenture, dated as of October 11, 2013, between Navistar International Corporation and Wilmington Trust, National Association, as Trustee.

4.18	First Supplemental Indenture, dated May 19, 2014, to Indenture, dated as of March 24, 2014, between Navistar International Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.
Instruments defining the rights of holders of other unregistered long-term debt of Navistar and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

Exhibit 4.16

NAVISTAR INTERNATIONAL CORPORATION
as Issuer
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

_______________________
First Supplemental Indenture
Dated as of May 19, 2014
to
Indenture
Dated as of October 28, 2009
_______________________
3.00% Senior Subordinated Convertible Notes due 2014

FIRST SUPPLEMENTAL INDENTURE, dated as of May 19, 2014 (this “First Supplemental Indenture”), to the Indenture, dated as of October 28, 2009 (the “Original Indenture”), between NAVISTAR INTERNATIONAL CORPORATION, a corporation organized under the laws of Delaware (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, in its capacity as trustee thereunder (the “Trustee”).
RECITALS
WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance of Notes of the Company;
WHEREAS, Section 7.01(i) of the Original Indenture provides that the Company and the Trustee may amend or supplement the Original Indenture without the consent of any Holder to conform the provisions of the Original Indenture to the “Description of notes” section in the Prospectus Supplement; and
WHEREAS, all action on the part of the Company necessary to authorize this First Supplemental Indenture has been duly taken;
NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
SECTION 1.01. Amendment to Section 4.03(e). Section 4.03(e) of the Original Indenture is hereby deleted and replaced in its entirety with the following (with the changes to the Original Indenture italicized):
“(e) Upon conversion of any Notes, Holders shall not receive any separate cash payment for accrued and unpaid interest, except to the extent specified below. The Company’s delivery to the Holder of Common Stock, cash or a combination of cash and Common Stock, as applicable, together with any cash payment for any fractional share of Common Stock, into which a Note is convertible shall be deemed to satisfy in full the Company’s obligation to pay (i) the principal amount of the Notes so converted and (ii) accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding the Stated Maturity of the Notes, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.”
ARTICLE II
SECTION 2.01. Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture. The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.
SECTION 2.02. Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Original Indenture for all purposes.
SECTION 2.03. Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.
SECTION 2.04. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
SECTION 2.05. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

NAVISTAR INTERNATIONAL CORPORATION

By: /s/ Jim Moran
Name: James Moran
Title: Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By: /s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to First Supplemental Indenture]
Exhibit 4.17

NAVISTAR INTERNATIONAL CORPORATION
as Issuer
WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee
CITIBANK, N.A.
As Note Registrar, Paying Agent, Transfer Agent,
Authenticating Agent and Conversion Agent
_______________________
First Supplemental Indenture
Dated as of May 19, 2014
to
Indenture
Dated as of October 11, 2013
_______________________
4.50% Senior Subordinated Convertible Notes due 2018

FIRST SUPPLEMENTAL INDENTURE, dated as of May 19, 2014 (this “First Supplemental Indenture”), to the Indenture, dated as of October 11, 2013 (the “Original Indenture”), between NAVISTAR INTERNATIONAL CORPORATION, a corporation organized under the laws of Delaware (the “Company”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee thereunder (the “Trustee”), and Citibank, N.A., a national banking association, in its capacity as Notes Registrar, Paying Agent, Transfer Agent, Authenticating Agent and Conversion Agent (each as defined in the Original Indenture and, collectively, the “Agent”).
RECITALS
WHEREAS, the Company, the Trustee and the Agent have heretofore executed and delivered the Original Indenture to provide for the issuance of Notes of the Company;
WHEREAS, Section 7.01(h) of the Original Indenture provides that the Company, the Agent and the Trustee may amend or supplement the Original Indenture without the consent of any Holder to conform the provisions of the Original Indenture to the “Description of notes” section in the Offering Memorandum; and
WHEREAS, all action on the part of the Company necessary to authorize this First Supplemental Indenture has been duly taken;
NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I

SECTION 1.01. Amendment to Section 4.03(e). Section 4.03(e) of the Original Indenture is hereby deleted and replaced in its entirety with the following:
“(e) Upon conversion of any Notes, Holders shall not receive any separate cash payment for accrued and unpaid interest, except to the extent specified below. The Company’s delivery to the Holder of Common Stock, cash or a combination of cash and Common Stock, as applicable, together with any cash payment for any fractional share of Common Stock, into which a Note is convertible shall be deemed to satisfy in full the Company’s obligation to pay (i) the principal amount of the Notes so converted and (ii) accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding the Stated Maturity of the Notes, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (iii) if the Company has specified a date for redemption of Notes that is after a Regular Record Date and on or prior to the Business Day following the corresponding Interest Payment Date, or (iv) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.”
ARTICLE II
SECTION 2.01. Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture. The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.
SECTION 2.02. Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Original Indenture for all purposes.
SECTION 2.03. Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.
SECTION 2.04. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
SECTION 2.05. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

NAVISTAR INTERNATIONAL CORPORATION

By: /s/ Jim Moran
Name: James M. Moran
Title: Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Michael G. Oller, Jr.
Name: Michael G. Oller, Jr.
Title: Assistant Vice President

[Signature Page to First Supplemental Indenture]

CITIBANK, N.A.,
as Note Registrar, Paying Agent, Transfer Agent,
Authenticating Agent and Conversion Agent

By: /s/ Jacqueline Suarez
Name: Jacqueline Suarez
Title: Vice President

[Signature Page to First Supplemental Indenture]

Exhibit 4.18

NAVISTAR INTERNATIONAL CORPORATION
as Issuer
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

_______________________
First Supplemental Indenture
Dated as of May 19, 2014
to
Indenture
Dated as of March 24, 2014
_______________________
4.75% Senior Subordinated Convertible Notes due 2019

FIRST SUPPLEMENTAL INDENTURE, dated as of May 19, 2014 (this “First Supplemental Indenture”), to the Indenture, dated as of March 24, 2014 (the “Original Indenture”), between NAVISTAR INTERNATIONAL CORPORATION, a corporation organized under the laws of Delaware (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, in its capacity as trustee thereunder (the “Trustee”).
RECITALS
WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance of Notes of the Company;
WHEREAS, Section 7.01(h) of the Original Indenture provides that the Company and the Trustee may amend or supplement the Original Indenture without the consent of any Holder to conform the provisions of the Original Indenture to the “Description of notes” section in the Offering Memorandum; and
WHEREAS, all action on the part of the Company necessary to authorize this First Supplemental Indenture has been duly taken;
NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
SECTION 1.01. Amendment to Section 4.03(e). Section 4.03(e) of the Original Indenture is hereby deleted and replaced in its entirety with the following (with the changes to the Original Indenture italicized):
“(e) Upon conversion of any Notes, Holders shall not receive any separate cash payment for accrued and unpaid interest, except to the extent specified below. The Company’s delivery to the Holder of Common Stock, cash or a combination of cash and Common Stock, as applicable, together with any cash payment for any fractional share of Common Stock, into which a Note is convertible shall be deemed to satisfy in full the Company’s obligation to pay (i) the principal amount of the Notes so converted and (ii) accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding the Stated Maturity of the Notes, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (iii) if the Company has specified a date for redemption of Notes that is after a Regular Record Date and on or prior to the Business Day following the corresponding Interest Payment Date, or (iv) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.”
ARTICLE II
SECTION 2.01. Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture. The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.
SECTION 2.02. Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Original Indenture for all purposes.
SECTION 2.03. Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.
SECTION 2.04. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
SECTION 2.05. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

NAVISTAR INTERNATIONAL CORPORATION

By: /s/ Jim Moran
Name: James M. Moran
Title: Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By: /s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to First Supplemental Indenture]